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                                                                   Exhibit 10.60


                               SECOND AMENDMENT
                    TO AMENDED AND RESTATED LOAN AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT (this "Second Amendment") dated as of July 9, 2001 is made and entered into by and between Corinthian Colleges, Inc, a Delaware corporation,("Borrower"), and UNION BANK OF CALIFORNIA, N.A. ("Bank").

                                   RECITALS:
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A.   Borrower and Bank are parties to that certain Loan Agreement dated February
1, 2000 (the "Agreement"), pursuant to which Bank agreed to extend credit to Borrower and that certain First Amendment thereto dated May 26, 2000.

B. Borrower and Bank desire to amend the Agreement subject to the terms and conditions of this Second Amendment.


                                  AGREEMENT:
                                  ---------

In consideration of the above recitals and of the mutual covenants and conditions contained herein, Borrower and Bank agree as follows:

1.   Defined Terms.  Initially capitalized terms used herein which are not
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otherwise defined shall have the meanings assigned thereto in the Agreement.

2.   Amendments to the Agreement.
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     (a)  Section 1.1.1 of the Agreement is hereby amended by deleting the amount of "TEN MILLION DOLLARS ($10,000,000)" and replacing it with the amount of TWENTY MILLION DOLLARS ($20,000,000) where said amounts appear in the first and second lines thereof.
     (b)  Section 1.1.1 of the Agreement is further amended by deleting the words "Ten Thousand Dollars ($10,000)" and replacing it with words
          "One Hundred Thousand Dollars ($100,000") where said amounts appear in the fourth line thereof.
     (c) Section 1.1.1 of the Agreement is further amended by deleting the date of "September 30, 2002" and replacing it with the date of "September 30, 2003" where the date appears in the seventh line thereof.
     (d) Section 1.1.1.1 of the Agreement is hereby amended by deleting the amount of "TWO MILLION DOLLARS ($2,000,000)" and replacing it with the amount of "FIVE MILLION DOLLARS" ($5,000,000) where said amounts appear in the fifth and sixth lines thereof.
     (e) Section 1.1.1.1 of the Agreement is further amended by deleting the date of "September 30, 2002" and replacing it with the date of "September 30, 2003" where the date appears in the ninth line thereof.
     (f) Section 2.2 of the Agreement is hereby amended by deleting the words "Five Million Dollars ($5,000,000) and replacing it with the words
          "Ten Million Dollars ($10,000,000) where said amounts appears in the third line thereof.
     (g) Section 2.2.1 of the Agreement is hereby amended by deleting the words "ten percent (10%) and replacing it with the words "eleven percent (11%)" where the words appears in the second line thereof.
     (h) Section 4.6 of the Agreement is hereby amended in its entirety as follows: "4.6 Tangible Net Worth. Borrower will at all times maintain Tangible Net Worth of not less than Thirty Seven Million Dollars ($37,000,000), increasing by fifty percent (50%) of Borrower's net profit after taxes for each fiscal year ending on or after June 30, 2002. "Tangible Net Worth" means Borrower's net worth increased by indebtedness subordinated to Bank and decreased by patents, licenses, trademarks, trade names, goodwill and other similar intangible assets, organizational expenses, security deposits, prepaid costs and expenses and monies due from affiliates (including officers, shareholders and directors)."
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     (i)  Section 4.8 of the Agreement is hereby amended by deleting the words
          "ten percent (10%) and replacing it with the words "eleven percent (11%)" where the words appear in the first and second lines thereof.
     (j) Section 4.9 of the Agreement is hereby amended in its entirety as follows:"4.9 Fixed Charge Coverage Ratio. Borrower will maintain a Fixed Charge Coverage Ratio of not less than 1.20:1.0. Fixed Charge Coverage Ratio shall be defined as EBITDA plus rent Expense minus net
                                                    ----              -----
          capital expenditures (net of cash proceeds received from the sale of fixed assets) minus taxes for the four (4) most recent calendar
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          quarters preceding the date of calculation divided by interest expense
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          plus rent expense for the preceding four quarters plus the current
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          portion of long term debt as of the date of the calculation."
     (k) Section 4.15 of the Agreement is hereby added in its entirety as follows: "4.15 Substantial Compliance with all requirements and regulations imposed by the U.S. Department of Education. Borrower will maintain remain in substantial compliance with all requirements and regulations imposed on it by the U.S. Department of Education."
     (l) Section 5.9 of the Agreement is hereby amended by deleting the amount of Twelve Million Dollars ($12,000,000) and replacing it with the amount of Twenty Million Dollars ($20,000,000).

3. Effectiveness of the Second Amendment. This Second Amendment shall become effective as of the date hereof when, and only when, Bank shall have received all of the following, in form and substance satisfactory to Bank:

     (a)  The counterpart of this Second Amendment, duly executed by Borrower;

     (b)  The Promissory Note, duly executed by Borrower;

     (c) Such other documents, instruments or agreements as Bank may reasonably deem necessary.

4.   Ratification.  Except as specifically amended hereinabove, the Agreement
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shall remain in full force and effect and is hereby ratified and confirmed.

5.   Representations and Warranties.  Borrower represents and warrants as
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follows:

     (a) Each of the Representations and warranties contained in the Agreement, as may be amended hereby, is hereby reaffirmed as of the date hereof, each as if set forth herein;

     (b) The execution, delivery and performance of the Second Amendment and any other instruments or documents in connection herewith are within Borrower's power, have been duly authorized, are legal, valid and binding obligations of Borrower, and are not in conflict with the terms of any charter, bylaw, or other organization papers of Borrower or with any law, indenture, agreement or undertaking to which Borrower is a party or by which Borrower is bound or affected;

     (c) No event has occurred and is continuing or would result from this Second Amendment which constitutes or would constitute an Event of Default under the Agreement.

6.   Governing Law.  This Second Amendment and all other instruments or
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documents in connection herewith shall be governed by and construed according to the laws of the State of California.

7.   Counterparts.  This Second Amendment may be executed in two or more
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counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

WITNESS the due execution hereof as of the date first above written.

UNION BANK OF CALIFORNIA, N.A.

By:      Stephen Dunne
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Title:   Vice President
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By:      Kim Ha
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Title:   Regional Vice President
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Corinthian Colleges, Inc.

By:      Nolan A. Miura
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Title:   Vice President
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